UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 31, 2010

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2010, Solta Medical, Inc. (the “Company”), entered into a Third Amendment to Loan and Security Agreement (the “Amendment”), which amends the Loan and Security Agreement dated as of March 9, 2009 between the Company and Silicon Valley Bank (as amended, the “Loan Agreement”).

The Amendment provides for, among other things, (i) an increase of the commitment under the loan facility by adding a $10.0 million secured term loan facility to finance equipment and acquisitions permitted under the Loan Agreement, (ii) amendments to the financial covenants, including changes to the liquidity ratio, minimum EBITDA covenant and removal of the tangible net worth covenant and (iii) an extension of the maturity date of the existing revolving loan facility from March 9, 2011 to March 8, 2012.

Borrowings under the additional term loan facility accrue interest at a per annum rate equal to the greater of (i) 4.44% or (ii) the three-year U.S. treasury note yield rate on the funding date plus 3.00%. Terms loans under such facility may be borrowed until March 31, 2011 and such loans will be repaid in 33 equal monthly payments of principal and interest, but no later than December 31, 2013. The Company may prepay all but not less than all terms loans under such facility and in connection with such prepayment, the Company is required to pay a fee equal to 2.00% of the principal amount prepaid. On the earlier of the maturity date or the date the term loan facility is prepaid, the Company is required to make a final payment equal to 3.50% of the aggregate principal amount of all loans made under such facility.

Additional details of the Loan Agreement were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2009, under Item 1.01, “Entry into a Material Definitive Agreement,” and are incorporated herein by reference.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement between Solta Medical, Inc. and Silicon Valley Bank dated March 31, 2010.

99.1	Press Release of Solta Medical, Inc. dated as of March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: April 5, 2010	By:	/s/ John F. Glenn
John F. Glenn Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement between Solta Medical, Inc. and Silicon Valley Bank dated March 31, 2010.

99.1	Press Release of Solta Medical, Inc. dated as of March 31, 2010.